4KIDS ENTERTAINMENT, INC. SEVERANCE AGREEMENT

THIS AGREEMENT (“Agreement”) dated as of November 24, 2009, is made and entered by and between 4Kids Entertainment, Inc., (“Company”), a New York corporation with offices located at 1414 Avenue of the Americas, New York, NY 10019 4Kids Entertainment Licensing, Inc. (“Employer"), a New York corporation with offices located at 1414 Avenue of the Americas, New York, NY 10019 and Brian Lacey, (“Employee”) residing at 39 North Moore, New York, NY 10013.

WITNESSETH:

WHEREAS, Employee is employed by Employer and has made and is expected to continue to make contributions to the profitability, growth and financial strength of the Company;

WHEREAS, the Compensation Committee of the Board of Directors of Company has determined that this Agreement be offered to certain key employees to encourage the continued dedication and focus of employees to their assigned duties; and

WHEREAS, in consideration of Employee’s continued employment by Employer, Company desires to provide Employee with certain benefits set forth in this Agreement in the event that a Change in Control (as defined below) occurs while such Employee is employed by Employer and Employee is subject to a Triggering Event (as defined below) or in the event that Employee is terminated by the Company without Cause (as defined below).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Employees agree as follows:

1. DEFINITIONS.

1.1 “Board” means the Board of Directors of the Company.

1.2 “Cause” means:

(a) Employee's conviction of any act which constitutes a felony under federal, state or local laws; or

(b)  Employee's repeated refusal (other than any failure to perform arising from a physical or mental disability) to act in accordance with the reasonable directions of the Chief Executive Officer or Board of Directors of Company or their designees directing Employee to perform services consistent with Employee's position with Employer, which refusal is not cured by Employee within twenty (20) days of Employee's receipt of written notice thereof from Employer (provided, however, that if such breach cannot be cured within twenty (20) days and Employee commences the cure thereof and diligently pursues the same, such failure shall not constitute “cause” unless such breach is not cured in its entirety within thirty (30) days of Employee’s receipt of the written notice of breach).

(c)  Employee's dishonesty, including embezzlement or misappropriation of funds; or

(d) Employee's use of illegal drugs; or

(e)  Employee's use of alcohol that impairs Employee's ability to perform Employee's duties for Employer; or

(f)  Employee’s material breach of any other obligation of Employee (i.e., obligations other than those referenced in Sections 1.2 (a)-(e) above), which remains uncured for more than twenty (20) days after written notice thereof by Employer to Employee.

1.3 “Change in Control” shall be deemed to mean the first of the following events to occur after the Effective Date:

(a)   any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) together with its affiliates, but excluding (i) the Company or any of its subsidiaries, (ii) any employee benefit plans of the Company or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”), is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities (not including the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or

(b)  the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)  the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 30% of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(d)  the shareholders of the Company approve a plan of complete liquidation or winding-up of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)   the occurrence of any transaction or series of transaction deemed by the Board or the Plan Administrator to constitute a change in control of the Company under this Section 1.4.

1.4 “Code” means the Internal Revenue Code of 1986, as amended.

1.5 “Disability” means a physical or mental condition entitling the Eligible Employee to benefits under the applicable long-term disability plan of the Company or any its subsidiaries, or if no such plan exists, a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or as determined by the Company in accordance with applicable laws.

1.6   “Effective Date” shall mean October 1, 2009.

1.7  “Good Reason” means, on or after a Change in Control, an Employee resigns within sixty (60) days after the occurrence of any of the following events without such Employee’s express written consent:

(i) a reduction in Employee’s annual base salary below the annual base salary in effect as of the Change of Control;

(ii) a material reduction in or material change of Employee’s duties as compared with Employee’s duties immediately prior to the Change of Control transaction;

(iii) a requirement by Company (or any successor) that Employee relocate his or her principal office to a facility which is more than twenty miles from his or her principal office immediately prior to the closing of a transaction constituting a Change of Control.

1.8 “Severance Benefit” shall mean the Change of Control Severance Benefit and the Other Severance Benefit, each as defined in Section III below.

1.8   “Subsidiaries” means 4Kids Entertainment Licensing, Inc., (formerly known as Leisure Concepts, Inc.), 4Kids Productions, Inc., 4Kids Entertainment International, Ltd. (formerly known as LCI U.K. Limited), 4Kids Entertainment Home Video, Inc., 4Kids Ad Sales, Inc., 4Kids Entertainment Music, Inc., 4Kids Technology, Inc., 4Sight Licensing Solutions, Inc., 4Kids Digital Games, Inc., 4Kids Websites, Inc., TC Digital Games LLC and TC Websites LLC, (two Delaware limited liability companies in which 4Kids’ wholly-owned subsidiaries own a 55% interest).

1.9  “Triggering Event” means that:

(i) Within the twelve (12) month period following a Change in Control, Employee’s employment is terminated involuntarily by Employer (or its successor) without Cause; or

(ii) Within the twelve (12) month period following a Change in Control, Employee resigns as an employee of Employer (or its successor) for Good Reason; or

II. SEVERANCE BENEFIT.

2.1 Change of Control Severance Benefit. (a) Subject to Section 2.3 below, upon the occurrence of a Triggering Event, Employer (or its successor) shall pay Employee a severance benefit equal to three (3) weeks of Employee’s annual base salary in effect immediately prior to the Change of Control for each year of service to the Company or the Employer (“Change of Control Severance Benefit").  The foregoing Change of Control Severance Benefit shall be in addition to the Employer's obligation to pay Employee an amount equal to any accrued salary, bonus and vacation pay due Employee as of the date of termination of Employee's employment.

(b) For purposes of calculating Employee's years of service pursuant to this Section 2.1 and Sections 2.2 and 3.1 below, Employee’s start date of employment for Company or Employer shall be the measuring point for each year of service. If Employee has worked for six months or more for Company or Employer in the year of service during which the Triggering Event occurs, Employee shall be credited with an additional full year of service for such partial year of service.

2.2 Other Severance Benefit. Subject to Section 2.3 below, in the event that Employee is terminated without Cause prior to any Change of Control or in the event that more than twelve (12) months following a Change of Control, Employee is terminated without Cause or Employee resigns as an employee of Employer (or its successor) for Good Reason, Employer (or its successor) shall pay Employee a severance benefit equal to two (2) weeks of Employee’s annual base salary in effect immediately before such termination without Cause or resignation by Employee for Good Reason for each year of service to the Company. The foregoing severance benefit set forth in this Section 2.2 shall hereinafter be referred to as the "Other Severance Benefit". The payment of the Other Severance Benefit shall be conditioned upon Employee executing Employer’s standard Separation Agreement and General Release. For the avoidance of doubt, Employee shall only be entitled to receive either a Change of Control Severance Benefit or an Other Severance Benefit, but not both.

2.3 Minimum Severance Benefit. Notwithstanding anything herein to the contrary but subject to Section VI below, the minimum amount of salary which Employee shall receive for Employee's Severance Benefit shall be not less than three (3) months salary.

2.4 Payment of the Severance Benefit.  (a)  Except as provided in Sections 2.4. (b) - 2.4 (d) below, all payments of the Severance Benefit to Employee shall be made in a lump sum payment in cash, paid in accordance with applicable law, by no later than ten (10) days after the Triggering Event.

(b) Notwithstanding anything in this Agreement to the contrary, any payment to be made by Employer to Employee pursuant to this Agreement that is subject to the requirements of Section 409A of the Code, as amended, and any regulations or other guidance issued thereunder (“Section 409A”), may only be made in a manner permitted by Section 409A of the Code.  To the extent that any payment to Employee under this Agreement is deemed to be subject to the requirements of Section 409A of the Code, this Agreement will be administered in compliance with the applicable requirements of Section 409A of the Code and its corresponding regulations and related guidance with respect to the subject payment. For the avoidance of doubt, to the extent, but only to the extent, necessary to comply with Section 409A(a)(2)(B) of the Code, any payment required under this Agreement shall be made not earlier than six months and one (1) day after the date of the Triggering Event.

(c)  Notwithstanding anything herein to the contrary, if Employee is a “specified employee” within the meaning of Section 409A, then during the first six (6) months after the Triggering Event, Employee shall be paid only the portion, if any, of such severance payment that will not subject Employee to additional taxes and interest under Section 409A, and the amount of severance not paid will accrue and be paid in a lump sum payment on the day that is six (6) months and one (1) day after such Triggering Event.

(d)  Notwithstanding anything in this Agreement to the contrary, in the event that Employer or Employee reasonably determine that amendments to this Agreement are necessary or appropriate in order to comply with Section 409A, including amendments necessary to ensure that such payments will not be subject to Section 409A, Employer and Employee shall negotiate in good faith to amend the Agreement on a prospective or retroactive basis, in a manner that is mutually satisfactory to the parties.

2.5 Withholding Taxes. Employer shall be entitled to deduct from each payment hereunder, all deductions as may be required by law, including, without limitation, deductions for federal, state and local income taxes and FICA.

III. MEDICAL BENEFITS

3.1 Medical Benefits.   Upon the occurrence of a Triggering Event, Employer shall continue to provide Employee with health insurance coverage for Employee (including health insurance coverage for such Employee’s spouse and dependents if such spouse and dependents were covered by Employer's health insurance coverage as of the date of the Triggering Event) for the Medical Coverage Period (as defined below) with Employee being deemed to be a continuing employee of Employer during such Medical Coverage Period for purposes of qualification for coverage under Employer’s health insurance coverage. Upon expiration of said Medical Coverage Period, Employee shall be eligible to continue Employee's health insurance coverage pursuant to COBRA. For purposes of this Agreement, the Medical Coverage Period shall be defined as the number of weeks for the applicable Severance Benefit multiplied by the number of the Employee’s years of service. In the event that Employer cannot continue to provide Employee with health insurance coverage due to the terms of the Employer’s health insurance plan, Employer shall reimburse Employee for the cost of health insurance coverage (whether such coverage is provided pursuant to COBRA or otherwise) for the Medical Coverage Period.

3.2  Premiums   Employer shall pay the same percentage of the premiums for such health insurance coverage for Employee (including health insurance coverage for such Employee’s spouse and dependents if such spouse and dependents were covered by Employer' s health insurance coverage as of the date of the Triggering Event) as Employer is paying for its other employees during the applicable policy period during which health insurance coverage is continuing to be provided to Employee (and spouse and dependents, if applicable).

3.3. Limitation on Medical Benefits. In the event that Employee obtains new employment during the Medical Coverage Period and is eligible to receive health insurance coverage as part of such new employment, Employee shall notify the Company in writing of the same. The obligation of the Company to provide Employee with health insurance coverage provided for in Section III of this Agreement shall terminate as of the first day that Employee either has enrolled in such health insurance plan of the new employer or is eligible to be enrolled in such health insurance plan of the new employer.

3.4 Limitation on Other Benefits.  For the avoidance of doubt, after the Triggering Event, Employer shall not be obliged to provide Employee with any other employee benefits, including, without limitation, life insurance coverage, dental insurance coverage, and 401(k) plan participation during said Medical Coverage Period.

IV. INCENTIVE COMPENSATION

4.1 Vesting.  Upon the occurrence of a Triggering Event, Employee shall be fully vested in all stock options, restricted stock, stock appreciation rights and/or any other incentive stock compensation granted to the Employee prior to the Triggering Event. Employee shall be required to exercise such stock options or sell such restricted stock in accordance with the terms and conditions of the applicable incentive compensation plan pursuant to which such incentive compensation was issued to Employee.

V. AMENDMENT AND/OR TERMINATION OF THE AGREEMENT.

5.1 Administrator.  (a) The Compensation Committee of the Board (“Compensation Committee”) will be the Administrator of this Agreement. The Compensation Committee shall have the right to delegate to any person, committee or entity any of its power or duties under the Agreement. The Administrator shall administer the Agreement and may interpret the Agreement, prescribe, amend and rescind rules and regulations under the Agreement and make all other determinations necessary or advisable for the administration of the Agreement, subject to all of the provisions of the Agreement and applicable law.

(b) The Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

(c) The Administrator is empowered to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Agreement. The functions of any such persons engaged by the Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Agreement. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Agreement. All reasonable expenses thereof shall be borne by the Company.

5.2 Loss of Eligibility. (a) Notwithstanding anything herein to the contrary, Employee shall not be eligible for the Severance Benefit and medical benefit set forth in Sections II and III above in any of the following circumstances:

i.  Employee voluntarily resigns, unless Employee resigns for you Good Reason; or

ii. Employee is terminated for Cause; or

iii. Employee terminates his or her employment other than for Good Reason or enters into a separation agreement with the Company at any time prior to a Change in Control; or

iv.   Employee’s employment is terminated prior to the Triggering Event due to the death or disability of the Employee.

(b) Notwithstanding the expiration of Employee’s employment agreement with Company and/or any Subsidiaries, Employee shall become an "at will" employee of Employer subject to the terms and conditions of this Agreement.

VI.  CONFLICT BETWEEN THIS AGREEMENT AND EMPLOYEE’S EMPLOYMENT AGREEMENT

6.1 Employment Agreement.   (a) In the event that Employee has an employment agreement ("Employment Agreement") with Company and/or any Subsidiaries which is in effect and which provides for Employee to receive a monetary benefit on the occurrence of a Change of Control which monetary benefit is greater than the amount of the Change of Control Severance Benefit payable to Employee upon the occurrence of a Triggering Event pursuant to Section II of this Agreement , Company, Employer and Employee agree that Employee shall receive the greater monetary benefit payable to Employee after a Change of Control pursuant to Employee's Employment Agreement.

(b)  In the event that Employee has an Employment Agreement with Company and/or any Subsidiaries which is in effect and which provides for Employee to receive a greater monetary benefit upon the termination of Employee's employment “without cause” or Employee’s resignation for Good Cause (which termination of Employee's employment “without cause” or resignation for Good Cause occurs either prior to any Change of Control or twelve (12) months or more after any Change of Control), than the amount of the Other Severance Benefit, Company, Employer and Employee agree that Employee shall receive the greater monetary benefit payable to Employee pursuant to Employee' s Employment Agreement than the Other Severance Benefit. In the event that Employee has an Employment Agreement with Company and/or any Subsidiaries which is in effect and which provides for Employee to receive a greater monetary benefit if Employee’s Employment Agreement is not extended for at least one year for not less than the salary paid to Employee during the final year of the term of the Employment Agreement than the amount of the Other Severance Benefit, Company, Employer and Employee agree that Employee shall receive the greater monetary benefit payable to Employee pursuant to Employee' s Employment Agreement than the Other Severance Benefit.

(c)  In the event that Company, Employer and Employee do not agree on whether the Severance Benefit pursuant to this Agreement is greater than the monetary benefit payable to Employee pursuant to Employee's Employment Agreement, the decision of Employee as to whether to receive the monetary benefit payable to Employee pursuant to Employee's Employment Agreement or the Severance Benefit shall be binding on Company and Employer.

(d)  Company, Employer and Employee agree that even if Employee has an Employment Agreement pursuant to which Employee has elected to receive the greater monetary benefit than the Severance Benefit provided for herein, Employee shall, nevertheless, have the right to utilize the benefits of Section IX of this Agreement for purposes of enforcing Employee's rights whether pursuant to Employee's Employment Agreement or pursuant to this Agreement. Employee’s election to receive the monetary benefits pursuant to the Employment Agreement shall not prevent Employee from receiving any other benefits pursuant to this Agreement, including, without limitation, the medical benefit set forth in Section III and the incentive compensation vesting benefit set forth in Section IV. For the avoidance of doubt, Employee shall have the right to elect whether to receive the Severance Benefit pursuant to this Agreement or the monetary benefits pursuant to the Employment Agreement but shall not have the right to receive both the Severance Benefit and the monetary benefit pursuant to the Employment Agreement.

(e)  In the event that there is a conflict between the definition of a "Change of Control" pursuant to this Agreement and the definition of a "change of control" pursuant to Employee's Employment Agreement such that a "Change of Control" shall be deemed to have occurred pursuant to this Agreement but a "change of control" shall not be deemed to have occurred pursuant to the Employment Agreement, Company, Employer and Employee agree that Employee shall have the right, by delivery of a written notice to Company and Employer, to declare that a Change of Control has occurred for purposes of both this Agreement and the Employment Agreement. Upon the delivery by Employee of such written notice, Employee shall have the right to avail himself or herself of the benefits pursuant to the Employment Agreement and/or this Agreement in accordance with the provisions of this Section VI.

(f) The Company represents and warrants that the benefits for Employee set forth in this Severance Agreement (i.e., a Change of Control Severance Benefit of three weeks salary per year of service and an Other Severance Benefit of two weeks salary per year of service) is equivalent to the benefits provided for other senior executives of the Company whose employment agreements expire as of December 31, 2009 and whose expiring employment agreements do not contain provisions for severance payments or for change of control payments to be made to such senior executives upon the terms and conditions set forth in said expiring employment agreements.

VII. SUCCESSORS.

7.1 Successors and Assigns (a) Company shall cause any successor to Company as a result of a Change of Control to expressly assume in writing the obligations of Company and Employer under this Agreement and to perform the obligations under this Agreement in the same manner and to the same extent that Company and Employer would be required to perform such obligations if no such Change of Control succession had taken place.

(b)  This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties, including Employee. If an Employee shall die after any Triggering Event, all accrued but unpaid amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executor, personal representative or administrators of the Employee’s estate.

(c)  Company hereby unconditionally guarantees the performance by Employer of its duties and obligations to Employee whether pursuant to Employee's Employment Agreement or pursuant to this Agreement.

VIII. LEGAL EXPENSES.

8.1 Legal Expenses.  (a) In the event that any dispute arises under this Agreement with respect to the Change of Control Severance Benefit, Company and Employer will pay or reimburse Employee for all legal fees and expenses incurred by Employee in seeking to obtain or enforce said Change of Control Severance Benefit.

(b) In the event that any dispute arises between Company and/or Employer, on the one hand, and Employee, on the other hand, with regard to amounts payable to Employee pursuant to Employee's Employment Agreement (whether arising under the Employment Agreement or under the application of this Agreement and the provisions thereof to amounts payable to Employee), Company and Employer will pay or reimburse Employee all legal fees and expenses incurred by Employee in seeking to obtain or enforce the provisions of Employee's Employment Agreement (whether arising under the

Employment Agreement or under the application of this Agreement and the provisions thereof to amounts payable to Employee).

(c) Company and Employer shall be required to pay or provide such reimbursement to Employee pursuant to this Section VIII within thirty (30) days following the submission by Employee of invoices for such legal fees and expenses.

IX. NOTICES.

9.1 Notices.  Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, sent by overnight courier (e.g. Federal Express), telefaxed or emailed with a follow up copy by regular mail or sent by registered or certified mail, return receipt requested, in which case the notice shall be deemed effective on the date of deposit in the mails, postage prepaid, addressed to Employee at Employee's then current home address and, in the case of Company, addressed to Company at its offices located at the address set forth above.  Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

X. MISCELLANEOUS.

10.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within New York.

10.2 Modification. This Agreement may not be amended, modified, canceled, discharged, extended or changed except by an agreement in writing signed by the party against whom enforcement of any such amendment, modification, cancellation, discharge, extension or change is sought.

10.3 Section Headings. Section headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

10.4 Enforceability. If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall remain in full force and effect except for such provision or part of any such provision held to be unenforceable.

10.5 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

10.6 Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

10.7 No Implied Right to Employment.  Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company to have Employee remain in the employment of Employer prior to or following any Change in Control.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

4KIDS ENTERTAINMENT, INC.,

on behalf of itself and its Subsidiaries

By:         /s/ Samuel R. Newborn

4KIDS ENTERTAINMENT LICENSING, INC.

(“EMPLOYER”)

By:         /s/ Samuel R. Newborn

Agreed to and Accepted:

By:         /s/ Brian Lacey

Brian Lacey